UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 25, 2003

Commission file number    000-15116

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	94-2848099
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

1221 California Circle
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 262-9003
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

On June 25, 2003, Sigma Designs, Inc. issued a press release (the "Press Release") announcing its sale of 1.3 million shares of common stock through a private placement.

The Press Release is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated by reference herein. The foregoing summary of the Press Release is qualified in its entirety by reference to the Press Release.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99.1 Press Release of Sigma Designs, Inc., dated as of June 25, 2003, entitled "Sigma Designs Raises $10.65 Million Through Private Placement".

SIGNATURES

Pursuant to the requirements of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGMA DESIGNS, INC.
(Registrant)

Date: July 7, 2003

By:	/s/ Kit Tsui
Kit Tsui
Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)

INDEX TO EXHIBITS

Exhibit	Description
99.1*	Press Release, dated as of June 25, 2003, entitled "Sigma Designs Raises $10.65 Million Through Private Placement".

*    Also provided in PDF format as a courtesy.